Exhibit (m)(v) under Form N-1A
                                               Exhibit 1 under Item 601/Reg S-K


                                         EXHIBIT F
                                           to the
                                            Plan


                             REGIONS MORGAN KEEGAN SELECT FUNDS

                     Regions Morgan Keegan Select Strategic Equity Fund
                                       Class B Shares




     This Plan is adopted by Regions Morgan Keegan Select Funds with respect to the Class B Shares of Regions Morgan Keegan Select Strategic Equity Fund.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .30 of 1% of the average aggregate net asset value of the Class B Shares of Regions Morgan Keegan Select Strategic Equity Fund held during the month.

     Witness the due execution hereof this 1st day of December, 2002.





                                    REGIONS MORGAN KEEGAN SELECT FUNDS





                                    By:  /s/ Heather W. Froehlich
                                    Name:  Heather W. Froehlich
                                    Title:  Vice President